EXHIBIT 99.1

FOR IMMEDIATE RELEASE

           INKSURE TECHNOLOGIES IN AGREEMENTS TO TEST "CHIPLESS" RFID
                                   TECHNOLOGY

FT. LAUDERDALE, Florida, October 25, 2006 -- InkSure Technologies Inc. (OTC Bulletin Board: INKS - NEWS), a leading provider of covert security solutions for the prevention of counterfeiting, fraud and diversion involving high profile brands and documents, today announced that the Company has entered into agreements with several leading printing companies for the testing of its "chipless" Radio Frequency Identification (RFID) technology. While the names of the companies were not disclosed, the Company stated that the initial tests are designed to evaluate the technology for specific customer specifications in a variety of industries.

InkSure Technologies has for some time been developing next-generation "chipless" RFID technology designed to enable item-level identification, as well as authentication, tracking and tracing of merchandise, packages and other products. "Current RFID tags incorporate semiconductor chips and are too expensive for `item-level' application," observed Elie Housman, Chief Executive Officer of InkSure Technologies Inc. "Our goal is to commercialize `chipless' printed RFID codes that permit `non-line-of-sight' collection of product authenticating information and are suitable for a variety of applications, at a cost of less than one cent per item."

"We have been very pleased with the level of interest shown in our `chipless' RFID technology since our proof-of-concept demonstration at the RFID SMART LABEL CONFERENCE in Boston last March and at a number of industry events in recent months," continued Housman. "InkSure's entry into testing agreements with major printing companies represents the next step towards commercialization of our technology, and the Company's goal remains to have a commercial product on the market before the end of 2007."

ABOUT INKSURE TECHNOLOGIES INC.

InkSure Technologies Inc., with its corporate headquarters in Ft. Lauderdale, Florida and its research and development center in Science Park, Rehovot, Israel, specializes in comprehensive, covert security solutions designed to protect high profile brands and documents of value from counterfeiting, fraud and diversion. The Company's sales and marketing activities target a number of market opportunities, including financial, pharmaceutical, branded products, transportation, and government/institutional, on a global scale. The Company's R&D activities include the development of "chipless" RFID technology for affordable item-level secure logistics and track-and-trace applications.

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The Company's common stock is listed on the OTC Bulletin Board under the symbol
"INKS". Additional information on the Company is available on its website at http://www.inksure.com.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Although InkSure (the "Company") believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. Important factors that could cause actual results to differ materially from the forward-looking statements include the Company's ability access to the capital necessary to fund its operations, the progress of development, government and regulatory approvals and licensing/commercialization of the Company's technologies, and other factors noted in the Company's periodic report filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

                    For further information, please contact:

      Jamie Assaf, CEO, U.S. Operations at +1-954-772-8507 or via e-mail at
                               jassaf@inksure.com

                                       or

  RJ Falkner & Company, Inc., Investor Relations Counsel at +1-800-377-9893 or
                        via e-mail at info@rjfalkner.com